UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2013

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana (Address of Principal Executive Offices)	46514-3305 (Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2013, Thor Industries, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Allied Specialty Vehicles, Inc. (“ASV”) pursuant to which ASV would acquire all of the outstanding Equity Interests of Champion Bus, Inc., General Coach America, Inc., Goshen Coach Inc., ElDorado National (California), Inc., and ElDorado National (Kansas), Inc. (collectively, the “Bus Companies”). The Closing is scheduled to take place at 10:00 a.m. (New York time) on the later of (a) November 1, 2013 and (b) the second Business Day following the satisfaction or waiver of each of the conditions set forth in Articles VII (Conditions to the Obligations of Buyer at the Closing) and VIII (Conditions to Seller’s Obligations at the Closing) of the Agreement, or at such other time and place as may be agreed to by the Company and ASV. Capitalized terms used in this Form 8-K but not otherwise defined herein shall have the meanings ascribed to those terms in the Agreement.

The Agreement provides that aggregate consideration for the purchase and sale of the Equity Interests of each of the Bus Companies at Closing will be (such aggregate consideration, the “Purchase Price”): (a) $100,000,000; (b) less the Closing Debt Amount; (c) less the amount of any Seller Transaction Expenses not otherwise paid prior to the Closing Date and prior to the calculation of Net Asset Value; (d) plus the Closing Cash Amount; and (e) plus the Net Asset Value Adjustment Amount (if Net Asset Value is greater than the Net Asset Value Target) or less the Net Asset Value Adjustment Amount (if Net Asset Value is less than the Net Asset Value Target). The Purchase Price shall be subject to adjustment in accordance with Section 2.05 (Purchase Price Adjustment) and Article X (Indemnification) of the Agreement.

A copy of the Agreement is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The foregoing summary of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the attached agreement.

On July 31, 2013, the Company issued a press release announcing that it had entered into the Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1*	Stock Purchase Agreement, dated July 31, 2013, between Thor Industries, Inc. and Allied Specialty Vehicles, Inc.

99.1	Copy of press release, dated July 31, 2013, issued by the Company

* The schedules and exhibits referenced in the Stock Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: August 1, 2013	By:	/s/ W. Todd Woelfer
		Name:	W. Todd Woelfer
		Title:	Senior Vice President, General Counsel and Secretary